UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

FREEDOM FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (417) 866-6600

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02    COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

        On December 8, 2008 Freedom Financial Group, Inc. (the "Company") entered into an Employment Agreement (the "Fenstermaker Employment Agreement") with Jerald L. Fenstermaker, the Company's President and Chief Executive Officer. The Fenstermaker Employment Agreement, which terminates on November 30, 2011, rescinds Mr. Fenstermaker’s previous employment agreement dated August 16, 2007, and provides for an annual base salary of $200,000, incentives provided under the Company’s Management Compensation Plan, and  normal and customary fringe benefits and severance benefits in the event of termination without cause.

        A copy of the Fenstermaker Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

        On December 11, 2008 the Company entered into an Employment Agreement (the "Holgate Employment Agreement") with Thomas M. Holgate, the Company's Vice President and Secretary. The Holgate Employment Agreement, which terminates on November 30, 2011, provides for an annual base salary of $145,000, incentives provided under the Company’s Management Compensation Plan, and normal and customary fringe benefits and severance benefits in the event of termination without cause. In conjunction with the Holgate Employment Agreement, the Company, Mr. Holgate, and Mr. Holgate’s spouse are entering into a real estate contract wherein the Company agrees to purchase real estate located in Springfield, Missouri, from the Holgates for the sum of $345,000.  The Holgate Employment Agreement stipulates that once the Company sells the real estate, 90% of the proceeds realized from the sale that exceed $345,000 plus selling expenses incurred by the Company will be paid to Holgate as additional compensation, if his employment is continuous through November 30, 2011.

      A copy of the Holgate Employment Agreement and the Contract for the Sale of Real Estate are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits

Exhibit Number	Description
10.1	Employment Agreement with Jerald L. Fenstermaker
10.2	Employment Agreement with Thomas M. Holgate
10.3	Contract for the Sale of Real Estate

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM FINANCIAL GROUP, INC.
Date: December 11, 2008	By:	/s/ Jerald L. Fenstermaker
President and Chief Executive Officer